Exhibit 99.1

 NANO DIMENSION LTD.

60 Tower Road
Waltham, MA 02451

NOTICE OF AN EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

Notice is hereby given that an Extraordinary General Meeting of Shareholders (including any postponements, reschedulings or continuations thereof, the “Meeting”) of Nano Dimension Ltd. (the “Company”, “our”, “we” or “us”) will be held at 60 Tower Road, Waltham, MA 02541 (the “Company’s Registered Address”), on July 31, 2026, at 5:00 p.m., Israel time (10:00 a.m. EST).

On May 21, 2026, Murchinson Ltd., Nomis Bay Ltd., BPY Limited, Boothbay Diversified Alpha Master Fund, LP, Boothbay Absolute Return Strategies, LP, and Oramed Pharmaceuticals Inc. (collectively, the “Proposing Shareholders”) demanded (the “Demand”) that the Company’s board of directors (the “Board of Directors” or the “Board”) call an extraordinary general meeting of the shareholders of the Company in accordance with Section 63(b)(2) of the Israeli Companies Law, 5759-1999 (the “Companies Law”), Regulation 7A of the Companies Regulations (Relief for Companies whose Shares are listed on a Stock Exchange Outside of Israel), 2000 (the “Regulations”), and Article 25 of the Company’s Amended and Restated Articles of Association (the “Articles”).

The agenda of the Meeting will be as follows:

Proposal Presented by the Company’s Board of Directors:

(1) To approve on a non-binding advisory basis a resolution regarding the continuation of the Company’s strategic alternatives review process including any related transaction approved by the Board (“Proposal No. 1”);

Our Board of Directors recommends that you vote FOR Proposal No. 1.

Proposals Presented by the Proposing Shareholders:

(2) To approve the Proposing Shareholders’ proposal to amend Article 39 of the Articles (“Proposal No. 2”);

Our Board of Directors recommends that you vote FOR Proposal No. 2.

(3) To approve the Proposing Shareholders’ proposal to add a new Article 71 to the Articles (“Proposal No. 3”);

Our Board of Directors recommends that you vote AGAINST Proposal No. 3.

(4) To approve the Proposing Shareholders’ proposal to add a new Article 72 to the Articles (“Proposal No. 4”);

Our Board of Directors recommends that you vote AGAINST Proposal No. 4.

(5) To approve the Proposing Shareholders’ proposal to remove three (3) of the Company’s directors from the Company’s Board (“Proposal No. 5”);

Our Board of Directors recommends that you vote AGAINST Proposal No. 5.

(6) Subject to the approval of Proposal No. 5, to approve the Proposing Shareholders’ proposal to elect three (3) new directors to fill three (3) of the resulting vacancies (“Proposal No. 6”).

Our Board of Directors recommends that you vote AGAINST Proposal No. 6.

These proposals are described in detail in the proxy statement, which we urge you to read in its entirety. In accordance with applicable law, a preliminary proxy statement was published by the Company on June 5, and a definitive proxy statement will be published by the Company. Your vote will be especially important at the Meeting. As noted above, we do not endorse the Proposing Shareholders’ proposal to remove the directors of our Company in Proposal No. 5 or the election of any of the Proposing Shareholders’ nominees as directors (the “Proposing Shareholders Nominees”) in Proposal No. 6, nor do we agree with the addition of new Articles 71 and 72 to our Articles proposed in the Proposing Shareholders’ Proposals No. 3 and 4, as we do not believe such proposals are in the best interests of our Company or our shareholders. We do, however, recommend that you vote in favor of Proposal No. 2 presented by the Proposing Shareholders to, among other things, declassify our Board of Directors.

You may receive proxy solicitation materials from the Proposing Shareholders or other persons or their affiliated entities, including an opposition proxy statement and proxy card. Our Board of Directors recommends that you disregard them. Please be advised that we are not responsible for the accuracy of any information provided by or relating to the Proposing Shareholders and their proposals contained in any proxy solicitation materials filed or disseminated by the Proposing Shareholders or any other statements that they may otherwise make. Our Board of Directors does NOT recommend that shareholders vote for any of the Proposing Shareholder Nominees or in favor of Proposing Shareholders’ Proposals No. 3 and 4.

As more fully described in the proxy statement, certain shareholders may present proposals for consideration at the Meeting by submitting their proposals to the Company no later than June 18, 2026. If we determine that a shareholder proposal has been duly and timely received and is appropriate, we will publish a revised agenda in the manner set forth in the proxy statement. We are currently not aware of any other matters that will come before the Meeting. If any other matters properly come before the Meeting or any adjournment thereof, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

Board Recommendation

Our Board of Directors recommends that you vote “FOR” Proposals No. 1 and 2, and “AGAINST” each of Proposals No. 3-6, which are described in the attached proxy statement (the “Proxy Statement”). Director Phillip Borenstein has indicated that he disagrees with the Board’s recommendations on Proposal No. 1 and Proposals No. 3-6.

Record Date

Shareholders of record at the close of business on June 23, 2026 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. You are cordially invited to attend the Meeting in person.

Required Vote and Voting Procedures

Pursuant to Article 39(g) of the Articles, to pass, Proposal No. 2 requires a majority of 70% of the voting power represented at the Meeting in person or by proxy and voting thereon, disregarding abstentions from the count of the voting power present and voting.

To pass, each of Proposals No. 1, 3, 4, 5 and 6 to be presented at the Meeting require the approval by the holders of a simple majority of the voting power represented at the Meeting in person or by proxy and voting thereon, as one class, and disregarding abstentions from the count of the voting power present and voting.

Holders of American Depository Shares

A form of proxy for use at the Meeting is attached to the Proxy Statement, and a voting instruction form, together with a return envelope, will be sent to holders of American Depositary Shares representing our Ordinary Shares (“ADSs”). ADS holders should vote by the date set forth on their voting instruction form. Online and telephone voting (if applicable) will be possible at any time before July 28, 2026 at 11:59 p.m. EST.

Holders of Ordinary Shares

Shareholders holding Ordinary Shares may (i) deliver a properly executed proxy in the attached form to the Company no later than 12:00 p.m., EST on July 28, 2026, to the Company’s Registered Address, Attention: Mr. Itay Mandel, the Company’s VP Legal, including a certificate of ownership that complies with the Israeli Companies Regulations (Proof of Ownership of Shares for Voting at a General Meeting), 5760 – 2000, as amended, as proof of ownership of the shares on the Record Date; or (ii) vote their shares in person at the Meeting by presenting a certificate of ownership that complies with the Israeli Companies Regulations (Proof of Ownership of Shares for Voting at a General Meeting), 5760 – 2000, as amended, as proof of ownership of their shares on the Record Date.

Subject to applicable law and the rules of the Nasdaq Stock Market, in the absence of such directions, and except as otherwise mentioned in this Proxy Statement, the Ordinary Shares represented thereby will be voted “FOR” Proposals No. 1 and 2, and “AGAINST” Proposals No. 3-6 as described in this Proxy Statement.

In addition, shareholders of record (other than the Bank of New York Mellon) can surrender their shares with the Bank of New York Mellon in order to convert such shares to ADSs and vote as a holder of ADSs with the Bank of New York Mellon, provided such shareholders of record complete such conversion and registration of said shares to ADSs with the Bank of New York Mellon prior to the Record Date.

Joint Holders

Joint holders of our Ordinary Shares should note that, pursuant to Article 32(c) of the Articles of Association, the right to vote at the Meeting will be conferred exclusively upon the senior owner among the joint owners attending the Meeting and, for this purpose, seniority will be determined by the order in which the names appear in our register of shareholders.

Revocation of proxies

Shareholders and/or holders of ADSs may revoke a proxy in one of the following ways: (i) by written notice of revocation delivered to the Company’s Registered Address (in the case of holders of Ordinary Shares) or with the Bank of New York Mellon (in the case of holders of ADSs), at any time before the time of the Meeting; (ii) by written notice of revocation of the proxy or voting instruction form (“VIF”) delivered at the Meeting to the chair of the Meeting; (iii) by signing and returning a proxy card to the Company (in case of holders of Ordinary Shares) or VIF with the Bank of New York Mellon (in the case of holders of ADSs) with a later date and time, provided that the later proxy or VIF is received by the Company or Bank of New York Mellon (as the case may be), no later than 11:59 p.m. EST on July 28, 2026; or (iv) by attending and voting in person at the Meeting. Attendance at the Meeting will not by itself constitute revocation of a proxy.

You may also request a copy of the materials relating to our Meeting, including the Proxy Statement and form of proxy for the Meeting, by contacting Mr. Itay Mandel, the Company’s VP Legal, e-mail address: itay.mandel@nano-di.com.

If you have any questions regarding how to vote your shares, please call Innisfree M&A Incorporated, our proxy solicitor at (877) 750-9498 (in the United States and Canada) or +1 (412) 232-3561 (all other countries).

By Order of the Board of Directors,

/s/ Rober Pons
Robert Pons
Chairman of the Board

June 11, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON July 31, 2026

We have elected to utilize the “full set delivery” option and will be delivering paper copies to all shareholders entitled thereto of all proxy materials, as well as providing access to those proxy materials on a publicly accessible website. The Proxy Statement for the Meeting will be available on our investor relations website at https://investors.nano-di.com/investor-relations/default.aspx.

We encourage you to review all of the important information contained in the proxy materials before voting. The Proxy Statement will contain information about the Meeting.

IMPORTANT ADDITIONAL INFORMATION

THE BOARD OF DIRECTORS DOES NOT BELIEVE THE PROPOSING SHAREHOLDERS’ PROPOSALS (OTHER THAN PROPOSAL 2) ARE IN THE BEST INTERESTS OF OUR COMPANY AND ITS SHAREHOLDERS AND STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM THE PROPOSING SHAREHOLDERS OR ANY PERSON OTHER THAN THE COMPANY EVEN AS A PROTEST VOTE AGAINST THE PROPOSING SHAREHOLDERS OR ANY OF THE PROPOSING SHAREHOLDER NOMINEES OR THEIR PROPOSALS. IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY THE PROPOSING SHAREHOLDERS, YOU MAY REVOKE IT AND VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS TO VOTE “FOR” PROPOSALS NO. 1 AND 2, AND “AGAINST” PROPOSALS NO. 3, 4, 5, AND 6 ON THE WHITE PROXY CARD. Any proxy card you sign and return from the Proposing Shareholders for any reason could invalidate previous WHITE proxy cards sent by you to support our Board of Directors.

Only your latest dated, timely received, signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the Meeting as described in this Proxy Statement.

IMPORTANT!

PLEASE VOTE THE WHITE PROXY CARD “FOR” PROPOSALS NO. 1 AND 2,
AND “AGAINST” PROPOSALS NO. 3, 4, 5, AND 6.

WE URGE YOU NOT TO SIGN ANY PROXY CARD OR VOTING INSTRUCTION FORM
SENT TO YOU BY THE PROPOSING SHAREHOLDERS.

Remember, you can vote your shares over the Internet.

Please follow the easy instructions on the WHITE proxy card.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call (877) 750-9498 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and Brokers may call collect +1 (212) 750-5833